Exhibit 10.51

SETTLEMENT AGREEMENT

     This Settlement Agreement (the “Agreement”) is made and entered into as of March 12, 2010 (the “Effective Date”) by and between Merck Sharp & Dohme Corp. f/k/a Merck & Co., Inc. (“Merck”), a New Jersey corporation with its principal place of business at Whitehouse Station, New Jersey, and Dynavax Technologies Corporation (“Dynavax”), a Delaware corporation with its principal place of business at Berkeley, California (each individually a “Party” and, collectively, the “Parties”).

RECITALS

     WHEREAS, the Parties entered into an Exclusive License and Development Collaboration Agreement (the “License Agreement”) and a Manufacturing Agreement (the “Manufacturing Agreement”), each dated as of October 31, 2007, concerning the investigational hepatitis B vaccine known as HEPLISAV™; and WHEREAS, on March 17, 2008, the United States Food and Drug Administration (the “FDA”) placed a clinical hold on the Parties’ Investigational New Drug (“IND”) applications for HEPLISAV™; and WHEREAS, by letter dated December 18, 2008, Merck notified Dynavax that it was exercising its right to terminate the License Agreement pursuant to Section 10.2.1 thereof and the Manufacturing Agreement pursuant to Section 12.3 thereof; and WHEREAS, pursuant to Section 10.4.3(f) of the License Agreement, for the period from December 18, 2008 through June 18, 2009 (the “Wind Down Period”), Merck remained responsible for any Development Program (as that term is defined in the

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License Agreement) costs, including non-cancellable costs, incurred by Dynavax in accordance with Section 2.3 of the License Agreement; and WHEREAS, pursuant to Section 10.4.3(f) of the License Agreement, Dynavax was required to cooperate with Merck and take commercially reasonable steps to terminate all planned Development Program activities being conducted by, or on behalf of, Dynavax and to minimize any further Development Program costs (the “Wind Down Activities”); and WHEREAS, the Parties dispute the extent to which Merck is contractually obligated to reimburse Dynavax for the Wind Down Activities during the Wind Down Period; and WHEREAS, without any admission on the part of either Party, the Parties wish to fully and finally settle their dispute concerning the extent to which Merck is contractually obligated to reimburse Dynavax for the Wind Down Activities during the Wind Down Period; NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement Payment

Within fifteen days of Merck’s receipt of a copy of this Agreement duly executed by Dynavax, Merck will make a one-time, lump-sum payment (the “Settlement

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Payment”) to Dynavax of Four Million Dollars ($4,000,000.00), by wire transfer to the following account:

State Street Bank & Trust Company 1200 Crown Colony Quincy, MA 02169

ABA Routing # 011000028 Account # 17039843 For credit to: DE0575

Account Name: DYNAVAX TECHNOLOGIES CORPORATION Attention: Jim Hall Phone: 617-537-3007

     2. Merck’s delivery of the Settlement Payment to Dynavax fully, finally and irrevocably satisfies Merck’s contractual obligation to reimburse Dynavax for the costs of (a) the Wind Down Activities during the Wind Down Period (b) and any activities conducted by or on behalf of Dynavax under the Development Program or pursuant to the Manufacturing Agreement, including without limitation Merck’s obligations under the License Agreement or the Manufacturing Agreement.

     3. Each Party (on behalf of itself and its parent, affiliates, subsidiaries, successors and assigns, past and present officers, directors, employees, agents and representatives) releases, relinquishes and forever discharges the other Party and its parent, affiliates, subsidiaries, successors and assigns, past and present officers, directors, employees, agents and representatives, from and against any and all claims, demands, causes of action, costs, fees, liabilities and expenses of any kind or nature, whether known or unknown, disclosed or undisclosed, arising out of or related in any way to costs of (a) the Wind Down Activities and (b) any activities conducted by or on

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behalf of a Party under the Development Program or pursuant to the Manufacturing Agreement, including without limitation Merck’s obligations under the License Agreement or the Manufacturing Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as the granting of a license, or covenant not to sue, by Merck under Merck’s patent rights, Merck Know-How (as that term is defined in the License Agreement) or other intellectual property controlled by Merck or its affiliates.

     4. Authority. By executing this Agreement, each Party represents and warrants that the person signing the Agreement on its behalf is authorized to do so.

     5. Construction/Severability. This Agreement has been jointly negotiated and drafted by the Parties, and shall not be construed for or against any Party hereto. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect.

6. Waiver of Unknown Claims. In giving the releases set forth in this

Agreement, which include claims that may be unknown to a Party at present, each Party acknowledges that it has read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each Party hereby expressly waives and relinquishes all

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rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein.

7. Arbitration. Any dispute, controversy or claim between or among the

Parties arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration as provided in Section 12.6 of the License Agreement.

     8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.

     9. Binding Effect. The provisions of this Agreement shall be binding on and inure to the benefit of the Parties and their respective successors, assigns, administrators and trustees.

     10. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof. This Agreement is executed without reliance on any promise, warranty or representation by any Party or any representative of any Party other than those representations expressly set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     11. Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts

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have been signed by each Party and received by the other Party, it being understood that the Parties need not sign the same counterpart.

IN WITNESS WHEREOF, Parties have duly executed this Agreement as of the

Effective Date set forth above.

MERCK SHARP & DOHME CORP. f/k/a/ MERCK & CO., INC.

By: /s/ Richard Kender
____________________
Print Name: Richard Kender________________
Title: Senior Vice President, Business Development and Corporate Licensing
_______

DYNAVAX TECHNOLOGIES

By: /s/Dino Dina, M.D.____________________
Print Name: Dino Dina, M.D.
_______________
Title: President and Chief Executive Officer ___